Exhibit 99.1

FOR IMMEDIATE RELEASE

Tower International Reports Strong Second Quarter Results

and Increases Earnings Outlook for Full Year

LIVONIA, Mich., July 22, 2013 – Tower International, Inc. [NYSE: TOWR], a leading integrated global manufacturer of engineered structural metal components and assemblies, today announced second quarter 2013 results and updated its outlook for the full year.

•	Revenue for the second quarter was $556 million, compared with $555 million in the second quarter 2012.

•

Adjusted EBITDA for the quarter was $62.2 million, compared with $62.4 million a year ago. Volume and mix was net unfavorable, as business wins were more than offset by the previously announced discontinued customer vehicle in China, less-favorable mix, and capacity-related fixed costs. Favorable net cost performance offset the unfavorable volume and mix.

•	Adjusted EBITDA margin was 11.2%, unchanged from a year ago.

•

Net loss of $45.1 million in the second quarter 2013 compared with net income of $7.7 million a year ago. As detailed below, this year’s second quarter included certain items that adversely impacted results by $66.6 million. Excluding these items and comparable items in the second quarter of 2012, diluted adjusted earnings were $1.03 per share, up 29% from 80 cents per share a year ago.

•

For the full year, Tower is increasing its outlook for diluted adjusted earnings per share by 25 cents or 15% (to $1.90 per share). Revenue is projected at $2.115 billion, $10 million lower than prior outlook because of exchange-rate translation. The outlook for Adjusted EBITDA is increased to the upper end of the prior range (now $210 million), and projected free cash flow is increased to a range of $25-$30 million.

Tower to Host Conference Call Today at 4 p.m. EDT

Tower will discuss its second quarter 2013 results and other related matters in a conference call at 4 p.m. EDT today. Participants may listen to the audio portion of the conference call either through a live audio webcast on the Company’s website or by telephone. The slide presentation and webcast can be accessed via the investor relations portion of Tower’s website www.towerinternational.com. To dial into the conference call, domestic callers should dial (866) 393-4576, international callers should dial (706) 679-1462. An audio recording of the call will be available approximately two hours after the completion of the call. To access this recording, please dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and reference Conference I.D. #22365938. A webcast replay will also be available and may be accessed via Tower’s website.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: “Adjusted EBITDA”, “free cash flow”, “net debt”, and “diluted adjusted earnings per share.” We define Adjusted EBITDA as net income / (loss) before interest, taxes, depreciation, amortization, restructuring items and other adjustments described in the reconciliations provided in this press release. Free cash flow is defined as net cash provided by or used in operating activities less cash disbursed for purchases of property, plant and equipment. Net debt is defined as total debt less cash and cash equivalents and less certain restricted cash that will be used to pay down the remainder of certain of our senior secured bonds in August 2013. Diluted adjusted earnings per share exclude the impact of certain items as described in the reconciliations provided in this press release that are included in our net income / (loss). We use Adjusted EBITDA and free cash flow as supplements to information provided in accordance with generally accepted accounting principles (“GAAP”) in evaluating our business and they are included in this press release because they are principal factors upon which our management assesses performance. We believe these items as well as the non-GAAP financial measures of net debt and diluted adjusted income / (loss) per share are useful to investors as they provide an additional tool for investors to use in evaluating operating results and trends, and in comparing our financial results with other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are set forth below. The non-GAAP measures presented are not measures of performance under GAAP and should not be considered as alternatives for the most directly comparable financial measures calculated in accordance with GAAP. Other companies in our industry may define these non-GAAP measures differently than we do and, as a result, these non-GAAP measures may not be comparable to similarly titled measures used by other companies in our industry. In addition, certain of our non-GAAP financial measures exclude financial information that some may consider important in evaluating our performance. Given the inherent uncertainty regarding special items and other expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements and Risk Factors

This press release contains statements which constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the Company’s projected revenue, Adjusted EBITDA and diluted adjusted earnings per share and statements regarding future financial results and the Company’s future business outlook. The forward-looking statements can be identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” “target,” and other similar expressions. Forward-looking statements are made as of the date of this press release and are based upon management’s current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance. The following important factors, as well as risk factors described in our reports filed with the SEC, could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements:

•	global automobile production volumes;

•	the financial condition of our customers and suppliers;

•	our ability to make scheduled payments of principal or interest on our indebtedness and comply with the covenants and restrictions contained in the instruments governing our indebtedness;

•	our ability to refinance our indebtedness;

•	our ability to generate non-automotive revenues;

•	risks associated with our non-U.S. operations, including foreign exchange risks and economic uncertainty in some regions;

•	any increase in the expense and funding requirements of our pension and other postretirement benefits;

•	our customers’ ability to obtain equity and debt financing for their businesses;

•	our dependence on our largest customers;

•	pricing pressure from our customers;

•	work stoppages or other labor issues affecting us or our customers or suppliers;

•	our ability to integrate acquired businesses;

•	risks associated with business divestitures; and

•	costs or liabilities relating to environmental and safety regulations.

We do not assume any obligation to update or revise the forward-looking statements contained in this press release.

Contact:

Derek Fiebig

Executive Director, Investor & External Relations

(248) 675-6457

fiebig.derek@towerautomotive.com

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts - unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues	$555,878	$554,952	$1,090,018	$1,084,643
Cost of sales	486,411	484,489	962,491	957,683

Gross profit	69,467	70,463	127,527	126,960
Selling, general, and administrative expenses	33,575	32,546	66,945	68,997
Amortization expense	656	1,142	1,488	2,319
Restructuring and asset impairment charges, net	14,651	2,833	17,331	4,767

Operating income	20,585	33,942	41,763	50,877
Interest expense	21,537	13,955	34,965	27,719
Interest income	341	179	615	473
Other expense	40,928	—	40,928	—

Income / (loss) before provision for income taxes and equity in loss of joint ventures	(41,539)	20,166	(33,515)	23,631
Provision for income taxes	3,644	12,524	7,134	14,666
Equity in loss of joint ventures, net of tax	(165)	—	(165)	—

Income / (loss) from continuing operations	(45,348)	7,642	(40,814)	8,965
Income from discontinued operations, net of tax	—	1,616	—	2,353

Net income / (loss)	(45,348)	9,258	(40,814)	11,318
Less: Net income / (loss) attributable to the noncontrolling interests	(237)	1,600	1,749	3,034

Net income / (loss) attributable to Tower International, Inc.	$(45,111)	$7,658	$(42,563)	$8,284

Weighted average common shares outstanding
Basic	20,362,672	20,134,096	20,312,245	19,912,888
Diluted	20,362,672	20,328,764	20,312,245	20,494,535

Basic income / (loss) per share attributable to Tower International, Inc.:
Income / (loss) per share from continuing operations	$(2.22)	$0.30	$(2.10)	$0.30
Income per share from discontinued operations	—	0.08	—	0.12
Income / (loss) per share	(2.22)	0.38	(2.10)	0.42

Diluted income / (loss) per share attributable to Tower International, Inc.:
Income / (loss) per share from continuing operations	$(2.22)	$0.30	$(2.10)	$0.29
Income per share from discontinued operations	—	0.08	—	0.11
Income / (loss) per share	(2.22)	0.38	(2.10)	0.40

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data - unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$118,182	$113,943
Restricted cash	45,150	—
Accounts receivable, net of allowance of $2,158 and $4,105	332,387	266,138
Inventories	80,511	81,336
Deferred tax asset - current	8,042	10,447
Prepaid tooling, notes receivable, and other	85,221	96,349

Total current assets	669,493	568,213

Property, plant, and equipment, net	522,600	573,148
Goodwill	63,684	64,793
Deferred tax asset - non-current	3,168	3,149
Other assets, net	40,281	28,819

Total assets	$1,299,226	$1,238,122

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt and current maturities of capital lease obligations	$74,486	$74,605
Accounts payable	311,882	264,897
Accrued liabilities	116,548	134,664

Total current liabilities	502,916	474,166

Long-term debt, net of current maturities	518,065	411,590
Obligations under capital leases, net of current maturities	10,055	10,783
Deferred tax liability - non-current	10,778	13,021
Pension liability	93,341	100,780
Other non-current liabilities	83,937	86,908

Total non-current liabilities	716,176	623,082

Total liabilities	1,219,092	1,097,248

Stockholders’ Equity:
Tower International, Inc.’s stockholders’ equity
Common stock, $0.01 par value, 350,000,000 authorized, 21,021,912 issued and 20,415,837 outstanding at June 30, 2013 and 20,830,425 issued and 20,247,134 outstanding at December 31, 2012	210	208
Additional paid in capital	324,951	321,032
Treasury stock, at cost, 606,075 shares as of June 30, 2013 and 583,291 shares as of December 31, 2012	(8,587)	(8,297)
Accumulated deficit	(279,775)	(237,212)
Accumulated other comprehensive loss	(20,152)	(12,484)

Total Tower International, Inc.’s stockholders’ equity	16,647	63,247

Noncontrolling interests in subsidiaries	63,487	77,627

Total stockholders’ equity	80,134	140,874

Total liabilities and stockholders’ equity	$1,299,226	$1,238,122

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands - unaudited)

	Six Months Ended June 30,
	2013	2012
OPERATING ACTIVITIES:
Net income / (loss)	$(40,814)	$11,318
Less: Income from discontinued operations, net of tax	—	2,353

Income / (loss) from continuing operations	(40,814)	8,965

Adjustments required to reconcile income / (loss) from continuing operations to net cash provided by operating activities:
Non-cash restructuring and asset impairments, net	11,006	—
Premium paid on notes redemption and other fees	40,928	—
Deferred income tax provision	103	10,326
Depreciation and amortization	48,637	44,715
Non-cash share-based compensation	2,413	7,357
Pension expense, net of contributions	(7,438)	(7,030)
Change in working capital and other operating items	(43,033)	(34,387)

Net cash provided by continuing operating activities	$11,802	$29,946

INVESTING ACTIVITIES:
Cash disbursed for purchases of property, plant, and equipment, net	$(30,192)	$(60,589)
Deconsolidation of joint venture	(6,293)	—
Net proceeds from sale of property, plant, and equipment	9,100	—

Net cash used in continuing investing activities	$(27,385)	$(60,589)

FINANCING ACTIVITIES:
Purchase of treasury stock	$(290)	$(3,165)
Proceeds from borrowings	329,013	337,153
Repayments of borrowings	(325,748)	(300,600)
Proceeds from borrowings on Term Loan Credit Facility	417,900	—
Partial redemption of notes	(318,992)	—
Premium paid on partial redemption of notes	(40,928)	—
Cash resticted for notes repurchase	(45,150)	—
Debt financing costs	(8,437)	—
Proceeds from stock options exercised	1,506	—
Noncontrolling interest dividends	(4,477)	—

Net cash provided by continuing financing activities	$4,397	$33,388

Discontinued operations:
Net cash from discontinued operating activities	$—	$(7,829)
Net cash from discontinued investing activities	15,694	(14,952)
Net cash from discontinued financing activities	—	7,893

Net cash from discontinued operations	$15,694	$(14,888)

Effect of exchange rate changes on continuing cash and cash equivalents	$(269)	$595

NET CHANGE IN CASH AND CASH EQUIVALENTS	$4,239	$(11,548)

CASH AND CASH EQUIVALENTS:
Beginning of period	$113,943	$134,984

End of period	$118,182	$123,436

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA AND NON-GAAP FINANCIAL MEASURE RECONCILIATIONS

(Amounts in thousands - unaudited)

	Three Months Ended June 30,
Segment Data	2013		2012
	Revenues	Adjusted EBITDA	Revenues	Adjusted EBITDA
International	$242,584	$21,965	$251,509	$25,102
Americas	313,294	40,250	303,443	37,319

Consolidated	$555,878	$62,215	$554,952	$62,421

	Six Months Ended June 30,
	2013		2012
	Revenues	Adjusted EBITDA	Revenues	Adjusted EBITDA
International	$487,353	$43,996	$500,169	$45,685
Americas	602,665	70,285	584,474	63,021

Consolidated	$1,090,018	$114,281	$1,084,643	$108,706

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted EBITDA reconciliation	2013	2012	2013	2012
Adjusted EBITDA	$62,215	$62,421	$114,281	$108,706
Restructuring and asset impairment charges, net	(14,651)	(2,833)	(17,331)	(4,767)
Depreciation and amortization	(23,465)	(22,404)	(48,637)	(44,715)
Acquisition costs and other	(495)	(119)	(569)	(186)
Long-term compensation expense	(1,784)	(3,123)	(3,146)	(8,161)
Interest expense, net	(21,196)	(13,776)	(34,350)	(27,246)
Other expense	(40,928)	—	(40,928)	—
Closure of Tower Defense & Aerospace	(1,235)	—	(2,835)	—
Provision for income taxes	(3,644)	(12,524)	(7,134)	(14,666)
Equity in earnings of joint ventures	(165)	—	(165)	—
Income from discontinued operation	—	1,616	—	2,353
Net (income) / loss attributable to noncontrolling interests	237	(1,600)	(1,749)	(3,034)

Net income / (loss) attributable to Tower International, Inc.	$(45,111)	$7,658	$(42,563)	$8,284

	Three Months Ended June 30,		Six Months Ended June 30,
Free cash flow reconciliation	2013	2012	2013	2012
Net cash provided by continuing operating activities	$10,508	$15,882	$11,802	$29,946
Cash disbursed for purchases of PP&E, net	(15,605)	(31,885)	(30,192)	(60,589)

Free cash flow	$(5,097)	$(16,003)	$(18,390)	$(30,643)

	June 30,	December 31,
Net debt reconciliation	2013	2012
Short-term debt and current maturities of capital lease obligations	$74,486	$74,605
Long-term debt, net of current maturities	518,065	411,590
Obligations under capital leases, net of current maturities	10,055	10,783

Total debt	602,606	496,978
Less: cash and cash equivalents	(118,182)	(113,943)
Less: restricted cash excluding premium for redemption of Senior Secured notes	(43,000)	—

Net debt	$441,424	$383,035

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CERTAIN ITEMS INCLUDED IN NET INCOME

(Amounts in thousands, except per share amounts - unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Expense items included in net income, net of tax:
Cost of sales
Closure of Tower Defense & Aerospace	$(1,784)	$—	$(4,414)	$—
Selling, general and administrative expenses
Incentive compensation related to funding events	—	(2,099)	—	(6,128)
Acquisition costs and other	(327)	—	(327)	—
Restructuring expense
One-time restructuring actions	(270)	(488)	(600)	(1,203)
Plant relocation	—	(1,188)	—	(1,188)
Facility closure	(3,348)	—	(3,575)	—
Asset impairment charges	(9,750)		(10,705)
Interest expense
Acceleration of the amortization of debt issue costs and OID	(10,147)	—	(10,147)	—
Other expense
Partial redemption of senior secured notes	(40,320)	—	(40,320)	—
Breakage of Letter of Credit Facility	(608)	—	(608)	—
Provision for income taxes
Valuation allowance in Brazil	—	(6,494)	—	(6,494)
Discontinued operations
Income from discontinued operations	—	1,616	—	2,353

Total items included in net income	$(66,553)	$(8,653)	$(70,695)	$(12,660)

Net income / (loss) attributable to Tower International, Inc.	$(45,111)	$7,658	$(42,563)	$8,284

Memo: Average shares outstanding (in thousands)
Basic	20,363	20,134	20,312	19,913
Diluted	20,363	20,329	20,312	20,495

Income / (loss) per common share (GAAP)
Basic	$(2.22)	$0.38	$(2.10)	$0.42
Diluted	(2.22)	0.38	(2.10)	0.40

Diluted adjusted income per share (non-GAAP)*	1.03	0.80	1.36	1.02

*	Excludes the certain items shown above. For the three months ended June 30, 2013 and six months ended June 30, 2013, diluted share count of 20.9 million and 20.8 million, respectively, were used to calculate diluted adjusted income per share.